Exhibit 99.1

Certara Enters Definitive Agreement for the Sale of its Regulatory and Medical Writing Business to Veristat

Transaction sharpens focus on Model-Informed Drug Development (MIDD) and Clinical Intelligence

Updated 2026 guidance to be provided upon transaction close

RADNOR, Pa., April 22, 2026 – Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today announced that it has entered into a definitive agreement to sell its Regulatory and Medical Writing business to Veristat for a consideration of up to $135 million. The transaction is expected to close during the second quarter of 2026 subject to customary closing conditions.

“Certara’s strategy is centered on expanding the scale, reach, and impact of our MIDD and Clinical Intelligence solutions,” said Jon Resnick, Chief Executive Officer. “This transaction underlines our commitment to the acceleration of AI-integrated modeling and simulation across the drug development lifecycle.”

In 2025, the Regulatory and Medical Writing business generated $50 million in revenue and $17 million in adjusted EBITDA, excluding unallocated overhead expense. The Regulatory and Medical Writing business includes approximately 220 employees.

“This transaction enhances our ability to accelerate investment in Certara’s integrated MIDD platform for customers, while sharpening our focus on product innovation and operational excellence,” said Resnick. “Consistent with our strategy, we intend to deploy the proceeds to drive long-term value for customers, patients, and shareholders.”

Certara plans to update its 2026 guidance to reflect the sale of the Regulatory and Medical Writing business upon transaction close.

Perella Weinberg Partners LP served as the financial advisor, and Troutman Pepper Locke LLP served as legal counsel to Certara. Guggenheim Securities, LLC served as the financial advisor, and McDermott Will & Schulte served as legal counsel to Veristat.

About Certara

Certara accelerates medicines using biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,600 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries. Visit us at www.certara.com.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the company’s plans to sell its Regulatory and Medical Writing business, the expected timetable for completing the transaction, the expected use of proceeds from the transaction and the future financial and operating performance of the company following the transaction. Actual results could differ materially from those in the forward-looking statements due to, among other things, the possibility that the transaction does not close; unanticipated costs and length of time required to comply with legal requirements and regulatory approvals applicable to the transaction; customer and shareholder reaction to the transaction; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; changes in general and international economic conditions; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the company with the Securities and Exchange Commission on February 26, 2026, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:

Alyssa Horowitz
Pan Communications
certara@pancomm.com